EXECUTED

FOURTH AMENDMENT TO PLASMA PURCHASE AGREEMENT

This Fourth Amendment to the Plasma Purchase Agreement (this “Amendment #4”) by and between Biotest Pharmaceuticals Corporation, a Delaware corporation having a place of business at 5800 Park of Commerce Boulevard, NW, Boca Raton, Florida 33487(“BPC”) and ADMA Biologics, Inc., a Delaware corporation having a place of business at 465 Route 17 South, Ramsey, New Jersey 07446 (“ADMA”) is effective as of June 6, 2017 (the “ Effective Date”).

WHEREAS, BPC and ADMA are parties to that certain Plasma Purchase Agreement, effective as of November 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time,, the “Agreement”), pursuant to which ADMA purchases from BPC source plasma containing antibodies to respiratory syncytial virus;

WHEREAS, BPC and ADMA are parties to that certain Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time), dated as of January 21, 2017; and

WHEREAS, BPC and ADMA desire to further amend the Agreement in order to memorialize the modification of certain provisions.

NOW, THEREFORE, in consideration of the respective promises contained herein and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Amendment:

1.	The Initial Term, as that term is defined in the Agreement, is hereby extended such that it will continue for a period of ten (10) years from the Effective Date.

Miscellaneous:

Except as expressly provided herein, all terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect. This Amendment #4 shall govern in the event of any conflict between this Amendment #4 and the Agreement. It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

This Amendment #4 and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

This Amendment #4 may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same single document, and any such counterpart containing an electronically scanned or facsimile signature will have the same effect as original manual signatures.

The parties agree that they and their employees shall execute all documents and do all other things necessary to carry out the intent to implement the provisions of this Amendment #4.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment #4 to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective parties.

ADMA Biologics, Inc. By: /s/ Adam Grossman Name: Adam Grossman Title: President and Chief Executive Officer

[Signature page to 4th Amendment to RSV Plasma Purchase Agreement]

IN WITNESS WHEREOF, the parties hereby have caused this Amendment #4 to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective parties.

Biotest Pharmaceuticals Corporation By: /s/ Ileana Carlisle Name: Ileana Carlisle Title: Chief Exective Officer

[Signature page to 4th Amendment to RSV Plasma Purchase Agreement]